Exhibit 99.1

DECISIONPOINT SYSTEMS REPORTS RESULTS FOR

FIRST QUARTER ENDED MARCH 31, 2015

Irvine, CA (May 14, 2015) DecisionPoint™ Systems, Inc. (OTCQB: DPSI and DPSIP), a leading provider and integrator of Enterprise Mobility and Wireless Applications solutions, today reported financial results for the first quarter ended March 31, 2015. Sales were $11.7 million, down 29.7 percent from sales of $16.7 million in the first quarter of 2014. The net loss was $580,000 compared to a net loss of $113,000 for the first quarter of 2014. On an EPS basis, the loss per share was $0.08, compared to a $0.04 loss per share for the three months ended March 31, 2014. Adjusted EBITDA (a non-GAAP measurement that management uses to measure progress) was $333,000 for the three-month period this year compared to $482,000 for the same period in 2014, a decrease of $149,000.

Interim CEO James DeSocio commented, “The first quarter is typically our weakest quarter, and this year’s first quarter was hobbled by freakish weather, including record snowfalls in the Midwest and Northeast, and a general slackness in the US economy. In addition, four individuals from our sales group left DecisionPoint and joined a competitor; our sales were lower in many of our accounts that they were servicing when they worked for us. We have filed lawsuits for unfair competition and solicitation, breaches of confidentiality and loyalty, and other improper activities. Hardware is our largest revenue category, and hardware sales were down sharply, from $11.5 million in the first quarter of 2014, to $6.9 million in the quarter we are reporting. Professional services, which carry a better gross profit margin, were not down at all, but they were flat at $3.8 million. Software sales were off at the same rate as hardware sales.

“It is not the first time we have had a poor first quarter, and it may not be the last, as it is typically our seasonably weakest quarter,” Mr. DeSocio added, “but our annual performance is highly dependent every year on the steady progression of quarters, with the highest sales by far in the second half of the year. We have a lot to make up, but our team is tough and we are capable of climbing back up and improving our trend, as we established last year.”

CFO Michael Roe said, “Cash provided by operations in the first quarter of 2015 was $2.1 million, as compared to $0.6 million in the first quarter of 2014. Overall indebtedness of $5.4 million was lower by an aggregate of almost $2.8 million from the December 31, 2014 balance of $8.2 million. The gross profit margin for the quarter just ended was 22 percent, 60 basis points higher than in the first quarter of 2014; SG&A was down by 23.1 percent, or about $0.9 million, due to our continued emphasis on expense control. Our aggressive cost cutting in 2013 has positioned us to better weather a weaker quarter.

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“Interest expense was also lower, due to lower borrowings. Our cash was $818,000 at March 31, 2015, compared to $1.6 million at December 31, 2014. In the second quarter we intend to pay preferred dividends in kind for the first quarter, and will most likely do the same for the second quarter, preferred dividends payable in the third quarter, as we also intend to aggressively press the legal actions underway.”

Conference Call:

The Company’s management team will host a conference call to discuss its results for the first quarter ended March 31, 2015 on Thursday May 14, 2015, at 4:30 pm ET.

Participants should dial into the call ten minutes before the scheduled time using the following numbers: 1-888-348-3873 (USA) or +1-412-902-4234 (international) to access the call.

Audio Webcast:

There will also be a simultaneous live webcast through the Company’s website, www.decisionpt.com and selecting the investor tab. Participants should register on the website approximately ten minutes prior to the start of the webcast.

Replay:

An audio replay of the conference call will be available for seven days and can be accessed by dialing 1-877-870-5176 (USA) or +1-858-384-5517 (international) and using passcode 10065939.

For those unable to attend to the live webcast, it will be archived shortly following the event for 30 days in the Investors section of the Company's website.

About DecisionPoint™ Systems, Inc.

DecisionPoint Systems, Inc. delivers improved productivity and operational advantages to its clients by helping them move their business decision points closer to their customers. They do this by making enterprise software applications accessible to the front-line worker anytime, anywhere. DecisionPoint utilizes all the latest wireless, mobility, and RFID technologies.

For more information about DecisionPoint Systems, Inc., visit www.decisionpt.com.

Forward-Looking Statements

Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Act of 1995.  Forward-looking statements involve known and unknown risks and uncertainties, which may cause a company's actual results, performance and achievements in the future to differ materially from forecasted results, performance, and achievements.  Known risks and uncertainties are described in the Company's periodic filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly release the results of any revisions to its forward-looking statements to reflect events or circumstances after the date hereof, including without limitation unanticipated events or changes in the Company's plans or expectations.

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Contacts:

DecisionPoint™ Systems, Inc.
Michael Roe

Chief Financial Officer

(949) 465-0065

Allen & Caron
Rudy Barrio (investors)
r.barrio@allencaron.com

(212) 691-8087

Len Hall (media)
len@allencaron.com

(949) 474-4300

-FINANCIAL TABLES FOLLOW-

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DECISIONPOINT SYSTEMS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	March 31,	December 31,
	2015	2014
ASSETS
Current assets
Cash	$818	$1,616
Accounts receivable, net	5,782	11,497
Inventory, net	1,573	2,035
Deferred costs	3,020	3,177
Deferred tax assets	13	21
Prepaid expenses and other current assets	209	81
Total current assets	11,415	18,427

Property and equipment, net	168	145
Other assets, net	116	124
Deferred costs, net of current portion	1,235	1,314
Goodwill	8,023	8,202
Intangible assets, net	1,660	2,045
Total assets	$22,617	$30,257

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$7,352	$10,000
Accrued expenses and other current liabilities	2,150	2,755
Lines of credit	3,453	5,811
Current portion of debt	614	813
Due to related parties	107	73
Unearned revenue	6,266	6,918
Total current liabilities	19,942	26,370

Long term liabilities
Unearned revenue, net of current portion	1,860	2,015
Debt, net of current portion and discount	1,373	1,580
Deferred tax liabilities	431	460
Warrant liability	597	519
Other long term liabilities	206	226
Total liabilities	24,409	31,170

Commitments and contingencies	-	-

STOCKHOLDERS' DEFICIT
Cumulative Convertible Preferred stock, $0.001 par value, 10,000,000 shares authorized, 1,547,845 shares issued and outstanding, including cumulative and imputed preferred dividends of $2,322 and $2,295, and with a liquidation preference of $13,775 and $13,640 at March 31, 2015
and December 31, 2014, respectively	12,849	12,822
Common stock, $0.001 par value, 100,000,000 shares authorized,
12,883,446 issued and 12,729,563 outstanding as of March 31, 2015,
and as of December 31, 2014	13	13
Additional paid-in capital	17,257	17,252
Treasury stock, 153,883 shares of common stock	(205)	(205)
Accumulated deficit	(31,259)	(30,292)
Unearned ESOP shares	(446)	(484)
Accumulated other comprehensive income	(1)	(19)
Total stockholders’ deficit	(1,792)	(913)
Total liabilities and stockholders' deficit	$22,617	$30,257

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DECISIONPOINT SYSTEMS, INC.

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2015	2014
Net sales	$11,749	$16,709

Cost of sales	9,167	13,135

Gross profit	2,582	3,574

Selling, general and administrative expense	2,857	3,717

Operating loss	(275)	(143)

Other (income) expense:
Interest expense	184	207
Fair market value adjustment of warrant liability	78	(251)
Other (income) expense, net	64	(8)
Total other (income) expense	326	(52)

Loss before income taxes	(601)	(91)

(Benefit) provision for income taxes	(21)	22
Net loss	(580)	(113)
Cumulative and imputed dividends on Series A and B preferred stock	(27)	(27)
Cash and imputed dividends on Series D and E preferred stock	-	(302)
Accrued paid-in-kind dividends on Series D and Series E preferred stock	(360)	-

Net loss attributable to common shareholders	$(967)	$(442)

Net loss per common share:
Basic and diluted	$(0.08)	$(0.04)

Weighted average common shares outstanding:
Basic and diluted	12,425,182	12,314,498

Other comprehensive loss, net of tax
Net loss	$(580)	$(113)
Foreign currency translation adjustment	18	(24)

Comprehensive loss	$(562)	$(138)

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DECISIONPOINT SYSTEMS, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Three Months ended March 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(580)	$(113)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation and amortization	282	451
Amortization of deferred financing costs and note discount	35	65
Employee and Director stock-based compensation	33	10
Change in fair value of warrants	78	(251)
ESOP compensation expense	10	14
Allowance for doubtful accounts	16	(6)
Deferred taxes, net	7	-
Changes in operating assets and liabilities:
Accounts receivable	5,665	925
Inventory, net	462	46
Deferred costs	233	(51)
Prepaid expenses and other current assets	(54)	-
Other assets, net	-	(25)
Accounts payable	(2,640)	(486)
Accrued expenses and other current liabilities	(715)	(116)
Due to related parties	33	89
Unearned revenue	(757)	8
Net cash provided by operating activities	2,108	560

Cash flows from investing activities
Purchases of property and equipment	(33)	(19)
Net cash used in investing activities	(33)	(19)

Cash flows from financing activities
Repayments from lines of credit, net	(2,353)	(182)
Repayment of debt	(249)	(271)
Dividends paid	(252)	-
Paid financing costs	(100)	(100)
Net cash used in financing activities	(2,954)	(553)
Effect on cash of foreign currency translation	81	(17)
Net decrease in cash	(798)	(29)
Cash at beginning of period	1,616	641
Cash at end of period	$818	$612

Supplemental disclosures of cash flow information:
Interest paid	$249	$269
Income taxes paid	54	-

Supplemental disclosure of non-cash financing activities:
Accrued and imputed dividends on preferred stock	$27	$329
Accrued PIK dividends on Series D and Series E preferred stock	360	-

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Non-GAAP Financial Measures:

To supplement the Company’s consolidated financial statements presented on a GAAP basis, the Company has provided non-GAAP financial information; namely, earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA. The Company’s management believes adjusted EBITDA provides investors with a better understanding of how the Company’s current results relate to the Company’s historical performance. Management also believes that adjusted EBITDA reflects the essential operating activities of the Company. The non-GAAP financial measures provided are not meant to be considered in isolation or as a substitute for GAAP financials. A reconciliation of non-GAAP financial measures to GAAP measures appears below:

	Three months ended March 31,
	2015	2014
EBITDA Calculation:

Net loss	$(580)	$(113)
Depreciation and amortization	282	451
Interest expense	184	207
Income tax provision(benefit)	(21)	22
EBITDA	$(135)	$567

Adjusted EBITDA Calculation:

EBITDA	$(135)	$567
Stock compensation	33	10
ESOP compensation	10	14
Deferred taxes	7	-
Fair market value adjustment of warrant liability	78	(251)
Restructuring costs	-	142
Non-recurring legal	340	-
Adjusted EBITDA	$333	$482

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